Exhibit 99.1

Silicon Storage Technology, Inc.

News Release

For More Information Contact:

Leslie Green

Green Communications Consulting, LLC

(650) 312-9060

SST Reports Third Quarter 2008 Financial Results

SUNNYVALE, Calif., Oct 29, 2008—SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leader in flash memory technology, today announced results for the third quarter ended Sept. 30, 2008.

Net revenues for the third quarter were $92.4 million compared with $83.7 million in the second quarter of 2008 and with $107.5 million in the third quarter of 2007. Product revenues for the third quarter of 2008 were $79.8 million, compared with $71.1 million in the second quarter of 2008 and with $97.8 million in the third quarter of 2007. Revenues from technology licensing for the third quarter were $12.6 million, comparable to the second quarter of 2008. Technology licensing revenues in the third quarter of 2007 were $9.7 million.

Net income from operations for the third quarter was $4.1 million compared with a net loss from operations of $5.9 million in the second quarter of 2008 and with net income from operations of $2.4 million in the third quarter of 2007.

Net income for the third quarter of 2008 was $4.9 million, or $0.05 per share, based on approximately 99.7 million diluted shares. By comparison, the company recorded a net loss of $9.6 million, or a loss of $0.09 per share in the second quarter of 2008, based on approximately 101.8 million diluted shares. For the third quarter of 2007, SST reported a net loss of $16.6 million, or a loss of $0.16 per share on approximately 104.2 million diluted shares.

SST finished the third quarter of 2008 with $132.8 million in cash, cash equivalents, short-term investments, and long-term marketable securities, down approximately $16.1 million from $148.9 million

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

at June 30, 2008. During the third quarter, the company made common stock repurchases totaling 2.7 million shares at an aggregate cost of approximately $8.6 million.

Management Qualitative Comments

“Our third quarter revenues were at the high end of our guidance range and our net income was substantially better than our plan due to several favorable, non-recurring adjustments and reduced operating expenses,” said Bing Yeh, president and CEO. “However, since September we have seen a significant drop in our new bookings and are acutely aware of a rapidly weakening global economy. Therefore, we are reacting accordingly to reduce our operating expenses with the goal of returning our company to profitability for the benefit of our shareholders, customers and employees. We believe that the depth and breadth of our core business, the investments we have made in new products and technologies, and our strong balance sheet will allow us to weather this economic downturn and will drive growth in revenues and profits for our company in the subsequent recovery.”

Fourth Quarter 2008 Outlook

SST expects its fourth quarter revenues to be between $63 million and $69 million. Gross margin is expected to be between 31 and 34 percent, subject to the risk of changing market conditions. Total operating expenses are expected to be between $28 million and $29 million. Net loss per share is expected to be between $0.07 and $0.12.

Conference Call Dial-in Information

SST will hold a conference call to discuss its financial results today at 1:30 p.m. PDT. Those wishing to participate in the conference call should dial (800) 288-8975, international participants please dial (651) 224-7497, using the password “SST” at approximately 1:20 p.m. PDT. A replay of the call will be available for one week by dialing (800) 475-6701, international participants dial (320) 365-3844, using the access code 963617. A webcast replay of the conference call will be available until the company’s next conference call on the company’s Web site at http://www.sst.com/events.

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, the launch, design cycle and performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties. These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the company’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SST disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.

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— FINANCIAL TABLES TO FOLLOW —

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Net revenues:
Product revenues	$97,794	$79,801	$276,282	$220,572
Technology licensing	9,709	12,597	28,088	36,611

Total net revenues	107,503	92,398	304,370	257,183
Cost of revenues	73,609	61,421	218,362	176,548

Gross profit	33,894	30,977	86,008	80,635

Operating expenses:
Research and development	14,685	14,260	42,012	45,095
Sales and marketing	7,397	6,713	21,701	21,114
General and administrative	7,103	5,931	21,448	20,835
Other non-recurring charges	2,319	—	6,324	—

Total operating expenses	31,504	26,904	91,485	87,044

Income (loss) from operations	2,390	4,073	(5,477)	(6,409)
Impairment of equity investments	(19,400)	—	(19,400)	(234)
Other income, net	3,499	2,313	7,144	4,397

Income (loss) before provision for (benefit from) income taxes and pro rata share of loss from equity investments	(13,511)	6,386	(17,733)	(2,246)
Provision for (benefit from) income taxes	1,233	(438)	2,397	(5,098)

Income (loss) before pro rata share of loss from equity investments	(14,744)	6,824	(20,130)	2,852
Pro rata share of loss from equity investments	1,861	1,903	5,308	6,040

Net income (loss)	$(16,605)	$4,921	$(25,438)	$(3,188)

Net income (loss) per share—basic	$(0.16)	$0.05	$(0.24)	$(0.03)

Shares used in per share calculation—basic	104,198	99,186	104,113	101,527

Net income (loss) per share—diluted	$(0.16)	$0.05	$(0.24)	$(0.03)

Shares used in per share calculation—diluted	104,198	99,676	104,113	101,527

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2007	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$118,157	$63,631
Short-term investments	44,067	47,435
Trade accounts receivable, net	56,313	47,843
Inventories	50,178	65,298
Other current assets	6,055	6,235

Total current assets	274,770	230,442
Property and equipment, net	18,247	19,803
Long-term marketable equity securities	36,160	23,544
Long-term marketable securities	—	21,749
Goodwill and intangible assets, net	18,612	16,585
Other assets	55,676	51,273

Total assets	$403,465	$363,396

LIABILITIES
Current liabilities:
Trade accounts payable	$42,067	$40,433
Accrued expenses and other liabilities	28,293	17,729
Deferred revenue	3,004	5,211

Total current liabilities	73,364	63,373

Other liabilities	7,548	7,568

Total liabilities	80,912	70,941

SHAREHOLDERS’ EQUITY
Common stock	434,905	420,245
Accumulated other comprehensive income	31,239	18,989
Accumulated deficit	(143,591)	(146,779)

Total shareholders’ equity	322,553	292,455

Total liabilities and shareholders’ equity	$403,465	$363,396

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SST Reports Third Quarter 2008 Financial Results

Oct. 29, 2008

Silicon Storage Technology, Inc. and Subsidiaries

Supplemental Data

	Percentage of Gross Product Revenue			Change in Revenue
	3Q07	2Q08	3Q08	3Q07 to 3Q08		2Q08 to 3Q08
Product Revenue By Ship-To Location
North America	5%	5%	4%	(35%	)	(12%	)
Total International	95%	95%	96%	(16%	)	15%
Europe	7%	7%	7%	(14%	)	11%
Japan	9%	9%	8%	(26%	)	13%
Korea	7%	4%	5%	(48%	)	25%
China	38%	32%	31%	(32%	)	10%
Taiwan	25%	38%	35%	15%		4%
Other Far East	9%	5%	10%	0%		117%

Product Revenue by Application
Digital Consumer	39%	32%	30%	(38%	)	5%
Internet Computing	20%	21%	20%	(14%	)	7%
Networking	10%	12%	10%	(20%	)	(7%	)
Wireless Communications	31%	35%	40%	5%		29%
Total	100%	100%	100%	(17%	)	13%

Licensing Revenue as a % of Total Revenue	9%	15%	13%	30%		0%